Exhibit 10.19
SETTLEMENT AND MUTUAL RELEASE AGREEMENT

This Settlement and Release Agreement (“Agreement”) is entered into as of February 4, 2021by and among CorEnergy Infrastructure Trust, Inc., a Maryland corporation (“CORR”), Grand Isle Corridor, LP, a Delaware limited partnership (“Grand Isle”), Energy XXI GIGS Services, LLC, a Delaware limited liability company (“Energy XXI”), Energy XXI Gulf Coast, Inc., a Delaware corporation (“EGC”), and CEXXI, LLC, a Delaware limited liability company (“Cox”). Each of CORR, Grand Isle, Energy XXI, EGC and Cox are collectively referred to as the “Parties” or in the singular as a “Party.” Capitalized terms used in this Agreement but not otherwise defined in this Agreement shall have the respective meanings assigned to such terms in the GIGS Lease (as defined below).

WHEREAS, Grand Isle, as Landlord, and Energy XXI, as Tenant, are each party to that certain Lease, dated as of June 30, 2015 (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “GIGS Lease”), pursuant to which Grand Isle leases the Leased Property (as defined in the GIGS Lease) to Energy XXI in accordance with the terms thereof;

WHEREAS, immediately following the execution of this Agreement, CORR intends to transfer ownership of certain assets (the “Transferred Assets”) to CGI Crimson Holdings, L.L.C. (“Carlyle”) pursuant to and in accordance with the terms and conditions of that certain Membership Interest Purchase Agreement, dated as of the date hereof, by and among CORR, Carlyle and the other parties thereto (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “MIPA”), which Transferred Assets include the Leased Property (such transaction, the “Carlyle GIGS Transfer”);

WHEREAS, immediately following the consummation of the Carlyle GIGS Transfer, Carlyle intends to transfer ownership of the Transferred Assets to Crescent Midstream, LLC, a Delaware limited liability company and an affiliate of Carlyle (“Crescent”), or a subsidiary thereof (the “Crimson GIGS Contribution”);

WHEREAS, immediately following the consummation of the Crimson GIGS Contribution, Crescent and Energy XXI GOM, LLC, a Delaware limited liability company (“Energy XXI GOM”) intend to enter into that certain Dedication and Transportation Services Agreement, dated as of or about the date of this Agreement (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “GIGS Transportation Agreement” and, together with the MIPA, the “GIGS Transaction Documents”), pursuant to which, among other things, Energy XXI GOM will commit to ship volumes of petroleum on the Transferred Assets in accordance with the terms thereof (the “Cox GIGS Dedication”);

WHEREAS, each of Energy XXI and EGC are controlled affiliates of Cox, and Grand Isle is a controlled affiliate of CORR;

WHEREAS, (i) CORR, Grand Isle, EGC and Energy XXI are parties to a lawsuit in the 11th District Court of Harris County, Texas, CorEnergy Infrastructure Trust, Inc. and Grand Isle Corridor, LP v. Energy XXI Gulf Coast, Inc. and Energy XXI GIGS Services, LLC, No. 01-19-0228-CV (the “First GIGS Lawsuit”), (ii) Grand Isle, EGC and Energy XXI are parties to a lawsuit in the 129th District Court of Harris County, Texas, Grand Isle Corridor, LP v. Energy XXI Gulf Coast, Inc. and Energy XXI GIGS Services, LLC, Case No. 20202721 (the “Second GIGS Lawsuit”),  (iii) Grand Isle, EGC and Energy XXI are parties to a lawsuit in the 215th District Court of Harris County, Texas, Grand Isle Corridor, LP v. Energy XXI Gulf Coast, Inc. and Energy XXI GIGS Services, LLC, Case No. 202036038 (the “Third GIGS Lawsuit”), (iv) Grand Isle, EGC and Energy XXI are parties to a lawsuit in the 80th District Court of Harris County, Texas, Grand Isle Corridor, LP v. Energy XXI Gulf Coast, Inc. and Energy XXI GIGS Services, LLC, Case No. 202039219 (the “Fourth GIGS Lawsuit”), and (v) Cox, EGC, CORR and Grand Isle are parties to a lawsuit in the United States Bankruptcy Court for the Southern District of Texas (the “Fifth GIGS Lawsuit” and, together with the Initial GIGS Lawsuit, the Second GIGS Lawsuit, the Third GIGS Lawsuit, and the Fourth GIGS Lawsuit, the “GIGS Lawsuits”); and

WHEREAS, in connection with (and as a condition to) the willingness of the Parties (or their respective Affiliates) to consummate each of the Carlyle GIGS Transfer and the Cox GIGS Dedication, the Parties desire to enter into this Agreement to, among other things, settle and terminate the GIGS Lawsuits, to exchange releases, to terminate the GIGS Lease and the Landlord Guaranty in their respective entireties and to modify the scope of the Tenant Guaranty (in each case assuming full compliance by each Party with the obligations set forth herein).

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, and with full consultation or the opportunity for consultation with counsel and such other advisors as they deem appropriate, the Parties hereby agree as follows:

1.          Settlement of GIGS Lawsuits.

(a)          No later than three (3) business days following the Effective Time: (i) CORR and Grand Isle shall jointly file a notice of nonsuit with prejudice in the First GIGS Lawsuit by filing the executed but not-filed nonsuit attached hereto as Exhibit A (the “First Dismissal”) with the 11th District Court of Harris County, Texas, (ii) Grand Isle shall file a notice of nonsuit with prejudice in the Second GIGS Lawsuit by filing the executed but not-filed nonsuit attached hereto as Exhibit B (the “Second Dismissal”) with the 129th District Court of Harris County, Texas,  (iii) Grand Isle shall file a notice of nonsuit with prejudice in the Third GIGS Lawsuit by filing the executed but not-filed nonsuit attached hereto as Exhibit C (the “Third Dismissal”) with the 215th District Court of Harris County, Texas, (iv) Grand Isle shall file a notice of nonsuit with prejudice in the Fourth GIGS Lawsuit by filing the executed but not-filed nonsuit attached hereto as Exhibit D (the “Fourth Dismissal”) with the 80th District Court of Harris County, Texas, and (v) Cox and EGC shall jointly move to dismiss the Third GIGS Lawsuit with prejudice by filing the executed but not-filed dismissal motion attached hereto as Exhibit E (the “Fifth Dismissal” and, together with the First Dismissal, the Second Dismissal, the Third Dismissal, and the Fourth Dismissal, the “Dismissals”) with the United States Bankruptcy Court for the Southern District of Texas. Each Dismissal shall be entrusted to counsel for the Party or Parties obligated to file such Dismissal for immediate filing with the relevant court as set forth herein.

(b)          Without in any way limiting the generality of the foregoing, this Agreement and the transactions contemplated by the GIGS Transaction Documents are collectively in full and final settlement, and when the obligations of a Party hereunder are performed in full, constitute an accord and satisfaction of all claims made in the GIGS Lawsuits.

2.          Termination of GIGS Lease and Landlord Guaranty. Each of Grand Isle, CORR and Energy XXI hereby covenants agrees, represents and warrants that each of the GIGS Lease and Landlord Guaranty is, except for the Environmental Indemnity (as defined below), hereby cancelled and terminated automatically upon the occurrence of the Closing (as defined in the MIPA) (the “Effective Time”) notwithstanding anything to the contrary in the GIGS Lease or Landlord Guaranty and without the need for the additional act, approval or consent of any other Person (the “GIGS Lease Termination”). Upon the occurrence of the Effective Time and thereafter, the GIGS Lease and Landlord Guaranty shall be null, void and of no further force and effect, and none of Grand Isle, CORR, Energy XXI or any of their respective affiliates shall have any further rights or obligations pursuant thereto, including in respect of the payment of Base Rent, Minimum Rent or Variable Rent; provided, however, notwithstanding the foregoing, in no event shall this Agreement terminate or otherwise render ineffective Article XXII of the GIGS Lease (including, for the avoidance of doubt, Section 22.6) (the “Environmental Indemnity”).

3.          Mutual Release; Covenants Not to Sue.

(a)          According to the terms of this Agreement and for other good and valuable consideration described in this Agreement and the GIGS Transaction Documents, the sufficiency of which is hereby acknowledged and agreed, each of CORR and Grand Isle, for itself and each of its predecessors and successors wherever located, and each of its past, present and future corporations, subsidiaries, divisions, affiliates and related entities (and each of their predecessors, successors, and assigns), heirs, assigns, administrators, agents, stockholders, members, partners, principals, employees, attorneys, fiduciaries and other representatives, and each of their respective heirs, representatives, and any other persons acting or purporting to act on behalf of each of them (collectively, the “CORR Parties”), does hereby EXPRESSLY, UNCONDITIONALLY AND MUTUALLY COMPROMISE, SETTLE, FULLY RELEASE, ACQUIT AND FOREVER DISCHARGE each of Cox, Energy XXI, EGC and their respective predecessors and successors wherever located, and each of their respective past, present and future corporations, subsidiaries, divisions, affiliates and related entities, heirs, assigns, administrators, agents, stockholders, members, partners, principals, employees, attorneys, fiduciaries and other representatives, and each of their respective heirs, representatives, successors and assigns, and any other persons acting or purporting to act on behalf of each of them (collectively, the “Cox Parties”), from any and all of their claims, rights, obligations, suits, payments, demands, accounts, debts, contracts, promises, agreements, controversies, liens, judgments, causes of action, liabilities, losses, or damages of any kind or nature whatsoever, whether known or unknown at this time, whether in law or in equity or in contract or in tort, whether under the laws or regulations of the United States or the laws or regulations of any state, municipality or foreign country, which now exist or may arise in the future as a result of conduct, acts or omissions that occurred up to and including  the Effective Time, including but not limited to all claims arising out of or in connection with the subject matter of the GIGS Lawsuits, the GIGS Lease, the Tenant Guaranty, and

all claims which were asserted or which could have been asserted in the GIGS Lawsuits or in respect of the GIGS Lease, the Tenant Guaranty, or in any other court of law or equity, excepting from the broad release set forth above (i) any claims for enforcement of or arising under this Agreement, (ii) any claims under the Environmental Indemnity, and (iii) any claims under the GIGS Transaction Documents. The Parties to this Agreement acknowledge that the release set forth in this Section 3(a) assumes complete performance by the Cox Parties of their obligation set forth herein and is intended to be general and absolute and relieve all Cox Parties from any possible claim by or liability to any CORR Party that might conceivably exist arising from or relating to matters prior to the date of this Agreement, excepting any claims for enforcement of or arising under this Agreement, claims under the Environmental Indemnity, or claims under the GIGS Transaction Documents.

(b)          According to the terms of this Agreement and for other good and valuable consideration described in this Agreement and the GIGS Transaction Documents, the sufficiency of which is hereby acknowledged and agreed upon, each of Cox, Energy XXI and EGC, for itself and each of the other Cox Parties, does hereby EXPRESSLY, UNCONDITIONALLY AND MUTUALLY COMPROMISE, SETTLE, FULLY RELEASE, ACQUIT AND FOREVER DISCHARGE each of (i) CORR, Grand Isle and each of the other CORR Parties, (ii) Carlyle and its predecessors and successors wherever located, and each of its past, present and future corporations, subsidiaries, divisions, affiliates and related entities, heirs, assigns, administrators, agents, stockholders, members, partners, principals, employees, attorneys, fiduciaries and other representatives, and each of their respective heirs, representatives, successors and assigns, and any other persons acting or purporting to act on behalf of each of them (collectively, the “Carlyle Parties”) and (iii) Crescent and its predecessors and successors wherever located, and each of its past, present and future corporations, subsidiaries, divisions, affiliates and related entities, heirs, assigns, administrators, agents, stockholders, members, partners, principals, employees, attorneys, fiduciaries and other representatives, and each of their respective heirs, representatives, successors and assigns, and any other persons acting or purporting to act on behalf of each of them (collectively, the “Crimson Parties”), from any and all of their claims, rights, obligations, suits, payments, demands, accounts, debts, contracts, promises, agreements, controversies, liens, judgments, causes of action, liabilities, losses, or damages of any kind or nature whatsoever, whether known or unknown at this time, whether in law or in equity or in contract or in tort, whether under the laws or regulations of the United States or the laws or regulations of any state, municipality or foreign country, which now exist or may arise in the future as a result of conduct, acts or omissions that occurred up to and including the Effective Time, including but not limited to all claims arising out of or in connection with the subject matter of the GIGS Lawsuits, the GIGS Lease and, with respect to the Carlyle Parties and the Crimson Parties, the Leased Property, and all claims which were asserted or which could have been asserted in the GIGS Lawsuits, in respect of the GIGS Lease or, with respect to the Carlyle Parties and the Crimson Parties, the Leased Property, or in any other court of law or equity, excepting from the board release set forth above, any claims for enforcement of or arising under this Agreement or the GIGS Transaction Documents. The Parties to this Agreement acknowledge that the release set forth in this Section 3(b) assumes complete performance by the CORR Parties of their obligations set forth herein and is intended to be general and absolute and relieve all CORR Parties, Carlyle Parties and Crimson Parties from any possible claim by or liability to any Cox Party that might conceivably exist arising from or relating to matters prior to the date of this Agreement, excepting any claims for enforcement of or arising under this Agreement or the GIGS Transaction Documents. Each of the Carlyle Parties and the Crimson Parties are express third-party beneficiaries of this Section 3(b).

(c)          For the good and valuable consideration described in this Agreement and the GIGS Transaction Documents, the sufficiency of which is hereby acknowledged and agreed upon, effective as of the Effective Time, each of CORR and Grand Isle, for itself and each of the other CORR Parties, does hereby EXPRESSLY, UNCONDITIONALLY AND MUTUALLY COVENANT AND AGREE NOT TO COMMENCE OR PROSECUTE any civil judicial, administrative, regulatory or other suit, action, claim, complaint, demand or proceeding whatsoever in any jurisdiction whether judicial, regulatory, administrative, federal, state or municipal, against any of the Cox Parties, based in whole or in part on the matters released in accordance with the terms of Section 3(a) of this Agreement. In the event that a CORR Party commences any action or other proceeding against any of the Cox Parties contrary to the provisions of this Agreement, then CORR shall indemnify such Cox Party from and against any and all claims, suits, payments, accounts, debts, liens, judgments, losses, liabilities, demands, causes of action, petitions, obligations, damages, and liabilities, including court costs, expert and attorneys’ fees, and other expenses, arising in connection with the defense or settlement of such action or proceeding.  It is further understood and agreed that a claim for indemnity pursuant to this Agreement shall be deemed to accrue immediately upon the commencement of any action or other proceeding contrary to this Agreement, and in any such action or proceeding this Agreement may be pled as a defense, or may be asserted by way of counterclaim, cross-claim, or third party complaint, or other permissible process or pleading.

(d)          For the good and valuable consideration described in this Agreement and the GIGS Transaction Documents, the sufficiency of which is hereby acknowledged and agreed upon, effective as of the Effective Time, each of Cox, Energy XXI and EGC, for itself and each of the other Cox Parties, does hereby EXPRESSLY, UNCONDITIONALLY AND MUTUALLY COVENANT AND AGREE NOT TO COMMENCE OR PROSECUTE any civil judicial, administrative, regulatory or other suit, action, claim, complaint, demand or proceeding whatsoever in any jurisdiction whether judicial, regulatory, administrative, federal, state or municipal, against any of the Cox Parties, Carlyle Parties or Crimson Parties, based in whole or in part on the matters released in accordance with the terms of Section 3(b) of this Agreement. In the event that a Cox Party commences any action or other proceeding against any of the CORR Parties, Carlyle Parties or Crimson Parties contrary to the provisions of this Agreement, then Cox shall indemnify such CORR Party, Carlyle Party or Crimson Party, as applicable, from and against any and all claims, suits, payments, accounts, debts, liens, judgments, losses, liabilities, demands, causes of action, petitions, obligations, damages, and liabilities, including court costs, expert and attorneys’ fees, and other expenses, arising in connection with the defense or settlement of such action or proceeding.  It is further understood and agreed that a claim for indemnity pursuant to this Agreement shall be deemed to accrue immediately upon the commencement of any action or other proceeding contrary to this

Agreement, and in any such action or proceeding this Agreement may be pled as a defense, or may be asserted by way of counterclaim, cross-claim, or third party complaint, or other permissible process or pleading. Each of the Carlyle Parties and the Crimson Parties are express third-party beneficiaries of this Section 3(d).

4.          Limitation of Tenant Guaranty.  Upon the Effective Time, and without the need for further notice or action by any Party, the obligations of Guarantor (as defined in the Tenant Guaranty) shall be deemed to be restricted to the obligation of Guarantor to guaranty the performance of Tenant’s (as defined in the GIGS Lease) obligations in respect of the Environmental Indemnity only.  Except as set forth in the immediately preceding sentence, all other obligations of Guarantor pursuant to the Tenant Guaranty shall be canceled, terminated, null, void and of no further force and effect; provided, however, notwithstanding the foregoing clause in this sentence, in no event shall the terms of this Agreement (including this Section 4) terminate or otherwise render ineffective the guaranty of Tenant’s (as defined in the GIGS Lease) obligations in respect of the Environmental Indemnity solely and exclusively to Grand Isle or a Permitted Assignee thereof (as defined below).

5.          Settlement Matters.

(a)          Without in any way limiting the generality of the foregoing provisions of this Agreement and assuming the complete performance by each Party of its obligations set forth herein, this Agreement is in full and final settlement, accord and satisfaction of each of the GIGS Lawsuits. This Agreement reflects the compromise of doubtful and/or disputed claims between the Parties, and it is not an admission of liability by any Party or any of its respective affiliates or its or their respective shareholders, directors, officers, agents, attorneys, representatives or employees. Each of the Parties warrants and represents that they have relied upon the advice of their own counsel, and that the terms of this Agreement, have been read completely and explained to them by their counsel, and that those terms are understood fully and accepted voluntarily by them. Each of the Parties further warrants and represents that they will not contest, challenge or object to the validity of this Agreement, that they execute this Agreement freely and voluntarily, without threat, duress or coercion, and without promise of consideration other than as specifically set forth herein and in the GIGS Transaction Documents, and that they are competent to execute this Agreement.

(b)          Each Party will, upon the request of another Party, take such further action (including the execution and delivery of any additional documents) reasonably deemed by such requesting Party to be necessary to effect, complete or evidence the transactions contemplated by this Agreement.

(c)          Each Party acknowledges, understands and agrees that the fact of this Agreement, the terms of this Agreement and all discussions relating to this Agreement or its terms are covered by Rule 408 of the Federal Rules of Evidence and any state law equivalents, as a settlement or offer of compromise.

(d)          Each Party warrants and represents that the person or persons signing this Agreement on such Party’s behalf has full power and/or authority to bind such Party to all terms of this Agreement applicable to such Party. Each Party further warrants and represents that they have not transferred, assigned, sold, conveyed, or pledged, nor entered into any agreement to transfer, assign, sell, convey or pledge, to any other person any actual or purported right, title or interest in or to any of the matters released by such Party in accordance with Section 3 of this Agreement, and that such Party is the sole owner of such released matters.

6.          Miscellaneous.

(e)          This Agreement is to be governed by and interpreted and construed in accordance with the laws of the State of Texas.  The Parties agree that any action or proceeding to enforce or arising out of this Agreement shall be commenced in the United States federal courts located in Harris County, Texas, and the Parties consent and submit in advance to such jurisdiction and agree that venue will be proper in such court on any such matter. The choice of forum set forth in this section shall not be deemed to preclude the enforcement of any judgment obtained in such forum in any appropriate jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM OR ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

(f)          This Agreement and the GIGS Transaction Documents, together with the certificates, documents, instruments and writings that are delivered pursuant thereto, constitute the entire agreement and understanding of the Parties in respect of its subject matters and supersede all prior understandings, agreements or representations by or among such Parties, written or oral, to the extent they relate in any way to the transactions contemplated hereby or the subject matter hereof.

(g)          This Agreement may be executed in two or more counterparts (including by electronic means), each of which will be deemed an original but all of which together will constitute one and the same instrument. This Agreement shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. The delivery of signed counterparts by email transmission which includes a copy of the sending Party’s signature(s) is as effective as signing and delivering the counterpart in Person.

(h)          This Agreement may not be amended, modified, superseded or replaced, and no provisions hereof may be waived, without the written consent of all Parties. No action taken pursuant to this Agreement, including any investigation by or on behalf of any Party, shall be deemed to constitute a waiver by the Party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

(i)          The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision hereof will not affect the validity or enforceability of the other provisions hereof; provided that, if any provision of this Agreement, as applied to any Party or to any circumstance, is adjudged by a court, governmental body, arbitrator or mediator not to be enforceable in accordance with its terms, the Parties agree that the court, governmental body, arbitrator or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(j)          The Parties have jointly participated in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement. The words “including,” “includes” and “include” shall be deemed to be followed by “without limitation.” Unless the context otherwise requires, the word “or” shall not be deemed to be exclusive. Pronouns in masculine, feminine and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” herein, “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The Parties intend that each representation, warranty and covenant contained herein will have independent significance.

(k)          This Agreement shall apply to, be binding upon, and inure to the benefit of the Parties and their respective successors, agents and assigns. The terms of this Agreement, including all representations, promises, agreements, covenants and warranties, are contractual and not a mere recital and shall survive the execution of this Agreement, including specifically the terms of Section 3, above, and all exhibits hereto, and shall continue in full force and effect thereafter.  For the avoidance of doubt and notwithstanding anything to the contrary in this Agreement (including this Section 6(k)), the Environmental Indemnification may not be assigned from Grand Isle to any other party other than CORR or any direct or indirect wholly owned subsidiary of CORR (each, a “Permitted Assignee”), and the Environmental Indemnification inures solely and exclusively to the benefit of Grand Isle or the applicable Permitted Assignee.

(l)          This Agreement shall not confer upon any Person other than the Parties any rights (including third-party beneficiary rights or otherwise) or remedies under this Agreement, except for the provisions of Section 3.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have executed this Agreement through their duly authorized representatives as of the date noted.

GRAND ISLE CORRIDOR, LP

By:	/s/ David J. Schulte
Name:	David J. Schulte
Title:	CEO & President

CORENERGY INFRASTRUCTURE TRUST, INC.

By:	/s/ David J. Schulte
Name:	David J. Schulte
Title:	CEO & President

[Signature Page to Settlement and Release Agreement]

ENERGY XXI GIGS SERVICES, LLC

By:	/s/ Craig L.Sanders
Name:	Craig L.Sanders
Title:	CEO

ENERGY XXI GULF COAST, INC.

By:	/s/ Craig L.Sanders
Name:	Craig L.Sanders
Title:	CEO

CEXXI, LLC

By:	/s/ Craig L.Sanders
Name	Craig L.Sanders
Title:	CEO

[Signature Page to Settlement and Release Agreement]